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                                                                    EXHIBIT 3.83

                               OPERATING AGREEMENT
                                       OF
                             RESORTQUEST HAWAII, LLC

         This OPERATING AGREEMENT is made and entered into as of May 31, 2002, by and between RESORTQUEST HAWAII, LLC, a Hawaii limited liability company (the "Company"); and RESORTQUEST INTERNATIONAL, INC, a Delaware corporation ("RQI"), as the sole member of the Company.

                                    ARTICLE I
                                   DEFINITIONS

                  The following terms used in this Agreement shall have the meanings described below:

         1.1 "ACT" shall mean the Hawaii Uniform Limited Liability Company Act, Haw. Rev. Stat. ss.ss. 428-101, et seq., as now or hereafter amended.

         1.2 "AGREEMENT" means this Operating Agreement, as it may be amended from time to time, complete with all exhibits and schedules hereto.

         1.3 "BOARD OF DIRECTORS" or "BOARD" means the board on which all of the Directors sit in their capacities as Directors of the Company.

         1.4 "CAPITAL CONTRIBUTION" means the amount of money contributed by RQI to the Company and, if property other than money is contributed, the initial agreed fair market value of such property, net of liabilities assumed or taken subject to by the Company.

         1.5      "CLAIM" has the meaning set forth in Section 8.3 hereof.

         1.6 "COMPANY" means the limited liability company described in the first paragraph of this Agreement, as such entity may from time to time be constituted.

         1.7 "COVERED PERSON" has the meaning set forth in Section 8.2 hereof.

         1.8 "DIRECTORS" means the Managers designated or appointed from time to time as directors of the Company in accordance with this Agreement. The Directors, and only the Directors, may be described as "directors" of the Company.

         1.9 "MANAGERS" means the managers of the Company appointed from time to time in accordance with the Act and this Agreement. The Managers, and only the Managers, may be described as "officers" of the Company.

         1.10 "PERSON" means an individual, firm, corporation, partnership, limited liability company, association, estate, trust, pension or profit-sharing plan, or any other entity.


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         1.11     "PRINCIPAL OFFICE" means the designated Hawaii office of the
Company at which the records of the Company are kept as required under the Act.

         1.12 "REPRESENTATIVES" means the individuals appointed or designated from time to time as a representative of the Company in accordance with this Agreement. The Representatives who are neither Directors or Managers shall not be deemed to be, and shall not be described as, "directors" or "officers" of the Company, notwithstanding any titles held by the Representatives.

                                   ARTICLE II
                                    FORMATION

         2.1 FORMATION. In connection with the conversion of Hotel Corporation of the Pacific, Inc., RQT has caused time formation of the Company pursuant to the Act and in accordance with the terms and conditions of this Agreement, which is effective immediately after the filing of Articles of Organization.

         2.2 INTENT. For so long as RQI is the sole member of the Company, it is intended that the Company be operated in a manner consistent with its treatment as a "sole proprietorship" or a "disregarded entity" for federal and state income tax purposes.

                                   ARTICLE III
                               GENERAL PROVISIONS

         3.1 COMPANY NAME. The name and trade name of the Company is "ResortQuest Hawaii, LLC" and "Aston Hotels & Resorts" or such other name or names as RQI may select from time to time, and its business shall be carried on in such names with such variations and changes as the Board of Directors deems necessary to comply with requirements of the jurisdictions in which the Company's operations are conducted.

         3.2 PRINCIPAL OFFICE AND PLACE OF BUSINESS. The Principal Office of the Company shall be as set forth in the Company's Articles of Organization, or as otherwise established inside the State of Hawaii by the Board of Directors. The Company may also have offices at such other places, both within and without the State of Hawaii, as the Board may determine from time to time or as the business of the Company may require.

         3.3 AGENT FOR SERVICE OF PROCESS. The Company shall maintain in the State of Hawaii an agent and street address of the agent for service of process on time Company. The name and street address of the initial agent for service of process is The Corporation Company, Inc., 1000 Bishop Street, Honolulu, Hawaii 96813. The Board of Directors may, from time to time, change the Company's agent for service of process or its address in accordance with the Act.

         3.4 PURPOSE AND POWERS. The Company is formed for the purpose of engaging in any business or activity permitted by law. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with


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any powers incidental thereto, insofar as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes of the Company.

                                   ARTICLE IV
                                     MEMBER

         4.1      MEMBER. RQI is the sole initial member of the Company.

         4.2 ACTION BY THE MEMBER. RQI may vote, approve a matter, or take any action by written consent. RQI shall, from time to time, appoint the Managers and designate one (1) or more of the Managers as the Directors.

         4.3 POWER TO BIND THE COMPANY. RQI (acting in its capacity as member of the Company) shall have no authority to bind the Company to any third party with respect to any matter except in accordance with this Agreement or pursuant to a resolution duly adopted by the Board of Directors.

                                    ARTICLE V
                              CAPITAL CONTRIBUTIONS

         5.1 INITIAL CAPITAL CONTRIBUTION. The Company is the converted entity resulting from the conversion of Hotel Corporation of the Pacific, Inc., and no further or additional initial Capital Contribution is required.

         5.2 OTHER CAPITAL CONTRIBUTIONS. Unless RQI otherwise agrees, no Capital Contributions other than as set forth in Section 5.1 hereof shall be required.

                                   ARTICLE VI
                                  DISTRIBUTIONS

         6.1 AMOUNT AND TIME OF DISTRIBUTIONS. The Board of Directors shall have power and authority to declare and make dividends or other distributions, but only as provided by law.

         6.2      DISTRIBUTIONS TO THE MEMBER. Distributions shall be made to
RQI.

                                   ARTICLE VII
                                   MANAGEMENT

         7.1      MANAGERS.

                  (a) BOARD OF DIRECTORS. Except as may otherwise be provided by the Act or by this Agreement, the property, affairs, and business of the Company shall be managed by or under the direction of the Board of Directors, and RQI shall have no right to act on behalf of or bind the Company. The Company shall be operated by the Managers under the supervision and control of the Board which shall be responsible for policy setting and approving the overall direction of the Company. The Board shall delegate the responsibility for the day-to-day


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business and affairs of the Company to the Company's Managers, subject to (i)
the policies that the Board may establish, and (ii) the direction and control of the Board.

                  (b) INITIAL MANAGERS. The individuals listed in the attached Exhibit A shall succeed the sole initial Manager named in the Articles of Organization and shall be the initial Managers of the Company subject to the terms of this Agreement. The Managers identified as Directors in such Exhibit A shall constitute the initial Board of Directors of the Company.

                  (c) NUMBER AND TENURE. There shall be such number of Managers, no fewer than one (1), as from time to time shall be appointed or otherwise fixed by RQI. From time to time, RQI shall appoint the Managers and shall designate one (1) or more of the Managers as Directors. Each Manager appointed shall hold office until his or her successor is appointed and shall qualify or until his or her earlier resignation or removal. Managers need not be members of the Company.

                  (d) REMOVAL OF MANAGERS. Any Manager may be removed from office at any time, with or without cause, by RQI.

                  (e) VACANCIES. If any vacancies occur on the Board of Directors or among the Managers, they shall be filled by a majority of the Directors then in office, though less than a quorum, by RQI, or by a sole remaining Director. Each Director or Manager so chosen shall hold office until his or her successor is duly appointed and shall qualify.

                  (f) RESIGNATION. Any Director or Manager may resign at any time by giving written notice to the Chief Executive Officer, the President or the Secretary of the Company, or, in the absence of all of the foregoing, by notice to any other Director, Manager or Representative of the Company. Unless a later date is specified in such written notice, a resignation shall take effect upon delivery to the designated Director, Manager or Representative. It shall not be necessary for a resignation to be accepted before it becomes effective.

                  (g) PLACE OF MEETINGS. The Board of Directors may hold meetings, both regular and special, either within or outside the Company's state of formation.

                  (h) REGULAR MEETINGS. The Board of Directors shall meet at least annually and at other times it shall deem appropriate, at such time and place as may from time to time be scheduled by the Board and without any additional notice being required. A copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every Director at least five (5) days before the first meeting held pursuant thereto.

                  (i) SPECIAL MEETINGS. Special Meetings of the Board of Directors maybe called by the Chief Executive Officer or the President on at least one (1) day's actual notice to each Director, if such Special Meeting is to be conducted by means of conference telephone or similar communications equipment in accordance with Section 7.1 (m) hereof, and otherwise, upon two (2) days' actual notice if such notice is delivered personally or sent by telecopy or telegram. Special Meetings shall be called by the Chief Executive Officer or the President in like manner and on like notice on the written request of one-half (1/2) or more of the Directors then


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in office. The purpose of a Special Meeting of the Board of Directors need not be stated in the notice of such meeting. Any and all business may be transacted at any special meeting. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted.

                  (j) QUORUM AND ADJOURNMENTS. At all meetings of the Board of Directors, a majority of the total number of Directors shall constitute a quorum for the transaction of business; provided, however, that when the Board consists of one (1) Director, then one (1) Director shall constitute a quorum. If a quorum is not present at any meeting of the Board, the Directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  (k) PRESIDING OFFICER. Meetings of the Board of Directors shall be presided over by the Chief Executive Officer, if any, or if the Chief Executive Officer is not present (or if there is none), by the President, or, if time President is not present, by such person as the Board may appoint for the purpose of presiding at the meeting from which the President is absent.

                  (1) ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case maybe, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Such consent shall have the same force and effect as the unanimous vote of the Board, except as provided in Section 7.2(a) hereof.

                  (m) Telephone Meetings. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or any committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                  (n) COMPENSATION. The Board of Directors, by the affirmative vote of a majority of the Directors then in office and irrespective of the personal interest of any Director, shall have authority to establish reasonable compensation for Directors for their services as such and. may, in addition, authorize reimbursement of any reasonable expenses incurred by Directors in connection with their duties.

         7.2      COMMITTEES OF DIRECTORS.

                  (a) COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one (1) or more committees, each committee to consist of one (1) or more Directors of time Company. Except as provided by law, the Board may designate one (1) or more persons who are not Directors as additional members of any committee, but such persons shall be nonvoting members of such committee. The Board may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present


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at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified members. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company; but no such committee shall have power or authority to amend the Articles of Organization, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, recommend to RQI a dissolution of the Company or a revocation of a dissolution, or appoint or remove Directors or Managers. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

                  (b) MINUTES OF COMMITTEE MEETINGS. Unless otherwise provided in the resolution of the Board of Directors establishing such committee, each committee shall keep minutes of action taken by it and file the same with the Secretary of the Company.

                  (c) QUORUM. A majority of the number of Directors constituting any committee shall constitute a quorum for the transaction of business, and the affirmative vote of such Directors present at the meeting shall be required for any action of the committee; provided, however, that when a committee of one (1) member is authorized under the provisions of Section 7.2(a) hereof, such one (1) member shall constitute a quorum.

                  (d) VACANCIES, CHANGES AND DISCHARGE. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of and to discharge any committee.

                  (e) COMPENSATION. The Board of Directors, by the affirmative vote of a majority of the Directors then in office and irrespective of the personal interest of any Director, shall have authority to establish reasonable compensation for committee members for their services as such and may, in addition, authorize reimbursement of any reasonable expenses incurred by committee members in connection with their duties.

         7.3      REPRESENTATIVES.

                  (a) IN GENERAL. The Company may have Representatives, who need not be employees or members of the Company. The Representatives will have the rights and be subject to the restrictions provided herein.

                  (b) DESIGNATIONS. The individuals listed in the attached Exhibit B shall be the initial Representatives of the Company subject to the terms of this Agreement. All Representatives and agents of the Company shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors or by an authorized Manager.

                  (c) TERM OF OFFICE AND REMOVAl. The Board of Directors may from time to time choose Representatives and agents. Each Representative shall hold his or her position until his or her successor is appointed and shall qualify. Any Representative or agent appointed by the


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Board may be removed, with or without cause, at any time by the affirmative vote of a majority of the Directors then in office. Any vacancy occurring among the Representatives may be filled for the unexpired portion of the term by the Board.

                  (d) COMPENSATION. The salaries of all Representatives and agents, if any, of the Company shall be fixed from time to time by the Board of Directors, and no Representative or agent shall be prevented from receiving such salary by reason of the fact that he or she is also a Director or a Manager of the Company.

                  (e) TRANSFER OF AUTHORITY. Except as prohibited by law, the Board of Directors shall have the power and authority to delegate its authority to such committees or members of the Board, Managers, Representatives, employees, agents, and other representatives of the Company as the Board shall determine.

                  (f) GIVING OF BOND. All Managers and Representatives of the Company, if required to do so by the Board of Directors, shall furnish bonds to the Company for the faithful performance of their duties, in such penalties and with such conditions and security as the Board shall require.

         7.4      TITLES.

                  (a) IN GENERAL. Notwithstanding anything to the contrary in this Agreement, only the Directors shall be described as "directors" of the Company; and only Managers shall be described as "officers" of the Company. A Representative or other agent of the Company who is neither a Director or Manager shall not be deemed to be, and shall not be described as, a "director" or an "officer"; provided, however, that a Representative or other agent maybe given titles such as Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Chief Information Officer, Executive Vice President, Senior Vice President, Area Vice President, Vice President, Secretary, Treasurer, Personnel Director, Marketing Manager, or otherwise. Except for the titles of "Director" and "Manager," no title held by any individual acting on behalf of the Company shall designate the individual as a "director," "manager," or "officer" of the Company.

                  (b) TITLE DESIGNATIONS. RQI, the Board of Directors or an authorized Manager may give titles to Directors, Managers, Representatives and other agents of the Company, whether or not any such title is specified in this
Section 7.4.

                  (c) CHIEF EXECUTIVE OFFICER AND THE PRESIDENT. If there is no Chief Executive Officer, the President shall be the principal executive officer of the Company. The duties of the Chief Executive Officer, and of the President at the direction of the Chief Executive Officer, shall be the following:

                           (i)      Subject to the direction of the Board of
Directors, to have general charge of the business, affairs and property of the Company and general supervision over its Managers, Representatives and agents and, in general, to perform all duties incident to the office


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of the Chief Executive Officer (or President, as the case may be) and to see that all orders and resolutions of the Board are carried into effect.

                           (ii)     Unless otherwise prescribed by the Board of
Directors, to have full power and authority on behalf of the Company to attend, act and vote at any meeting of security holders of corporations in which the Company may hold securities. At such meeting the Chief Executive Officer (or the President, as the case may be) shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Company might have possessed and exercised if it had been present. The Board may from time to time confer like powers upon any other person or persons.

                           (iii)    To preside over meetings of the Board of
Directors, to be an ex-officio member of all committees of the Board, and to have such other duties as may from time to time be prescribed by the Board.

                  (d) THE EXECUTIVE VICE PRESIDENTS AND OTHER VICE PRESIDENTS. The Executive Vice President, if any (or in the event there be more than one (1), the Executive Vice Presidents in the order designated, or in the absence of any designation, in the order of their appointment), shall, in the absence of the President or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors or an authorized Manager. Any Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, and Area Vice Presidents (in the order designated, or in the absence of any designation, the Senior Vice Presidents in the order of their appointment, then the Vice Presidents, then the Assistant Vice Presidents and finally the Assistant Vice Presidents) shall, in the absence of the Executive Vice Presidents or in the event of the Executive Vice Presidents' inability or refusal to act, perform the duties and exercise the powers of the Executive Vice President and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors or an authorized Manager.

                  (e) THE SECRETARY. The Secretary shall attend all meetings of the Board of Directors and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for any committees of the Board, if requested by such committee. The Secretary shall give, or cause to be given, notice of all special meetings of the Board, and shall perform such other duties as may from time to time be prescribed by the Board or an authorized Manager, under whose supervision he or she shall act.

                  (f) THE ASSISTANT SECRETARY. The Assistant Secretary, if any (or in the event there be more than one (1), the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their appointment), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by time Board of Directors or an authorized Manager.


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                  (g)      THE CHIEF FINANCIAL OFFICER AND THE TREASURER. If
there is no Chief Financial Officer, the Treasurer shall be the principal financial and accounting officer of the Company. The Chief Financial Officer, if any, shall have the custody of the Company' s funds and other valuable effects, including securities, and shall keep fall and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may from time to time be designated by the Board of Directors or an authorized Manager. The Chief Financial Officer shall disburse the finds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the Board, at regular meetings of the Board, or whenever they may require it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Company. The Treasurer, if any, shall, in the absence of the Chief Financial Officer or in the event of the Chief Financial Officer's inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors or an authorized Manager.

                  (h) THE ASSISTANT TREASURER. The Assistant Treasurer, if any (or in the event there be more than one (1), the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their appointment), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors or an authorized Manager.

         7.5 CHECKS, NOTES, ETC. All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed and, if so required by the Board of Directors, countersigned by at least one (1) Manager or at least two (2) Representatives, or such other persons as the Board or an authorized Manager from time to time may designate.

                  Checks, drafts, bills of exchange, acceptance notes, obligations and orders for the payment of money made payable to the Company maybe endorsed for deposit to the credit of the Company with a duly authorized depository by any Manager, the Chief Financial Officer, any Representative or such other persons as the Board of Directors or an authorized Manager from time to time may designate.

         7.6 LOANS. No loans and no renewals of any loans shall be contracted on behalf of the Company except as authorized by the Board of Directors. When authorized to do so, any one (1) or more Managers or any two (2) or more Representatives or agents of the Company may effect loans and advances for the Company from any bank, trust company or other institution or from any firm, corporation or individual, and for such other evidences of indebtedness of the Company. When authorized so to do, any one (1) or more Managers or any two
(2) or more Representatives or agents of the Company may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Company, and any and all stocks, securities and other personal property at any time held by the Company, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.


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         7.7      CONTRACTS. Except as otherwise provided in this Agreement or as otherwise directed by the Board of Directors, any one (1) or more Managers or any two (2) or more Representatives or agents of the Company shall be authorized to execute and deliver, in the name and on behalf of the Company, all agreements, bonds, contracts, deeds, mortgages and other instruments, either for the Company's own account or in a fiduciary or other capacity. The Board, or any Manager may authorize any two (2) or more Representatives, employees or agents to execute and deliver, in the name and on behalf of the Company, agreements, bonds, contracts, deeds, mortgages and other instruments, either for the Company's own account or in a fiduciary or other capacity. The grant of such authority by the Board or any Manager may be general or confined to specific instances.

         7.8 RELIANCE BY THIRD PARTIES. Any third party shall be entitled to rely on all actions of any Manager and any two (2) or more Representatives and shall be entitled to deal with such Manager or Representatives as if it or they were the sole party in interest therein, both legally and beneficially. No third party shall be required to verify whether any consents required by this Agreement have been obtained by the Manager or Representatives. Every instrument purporting to be the action of the Company and executed by at least one (1) Manager or at least two (2) Representatives shall be conclusive evidence in favor of any person relying thereon or claiming thereunder that, at the time of delivery thereof, this Agreement was in full force and effect and that the execution and delivery of that instrument is duly authorized by the Board of Directors, RQI and the Company.

         7.9 ACTIONS REQUIRING APPROVAL OF THE MEMBER. Neither the Board of Directors or any Manager shall undertake any of the following acts without the approval of RQI:

                  (a)      Amend time Articles of Organization of the Company;

                  (b) Enter into any agreement to sell, rent, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the Company;

                  (c) Enter into any agreement or plan of merger, combination or conversion to which the Company is a party;

                  (d)      Cause the dissolution of the Company; or

                  (e) Take any other action which this Agreement specifically requires the approval of RQI.

                                  ARTICLE VIII
            LIMITATION OF LIABILITY; EXCULPATION AND INDEMNIFICATION

         8.1 LIMITATION OF LIABILITY. The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company. Neither any Manager nor RQI shall be personally liable for any debt, obligation, or liability of the Company solely by reason of being or acting as a manager or a member.



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         8.2      EXCULPATION. Notwithstanding any other provisions of this
Agreement, whether express or implied, or obligation or duty at law or in equity, none of the Managers, RQI, or the officers, directors, stockholders, partners, employees, representatives or agents of any of the foregoing, nor any Representative, employee, representative or agent of the Company (individually, a "Covered Person" and, collectively, the "Covered Persons") shall be liable to the Company or any other person for any act or omission relating to the Company and the conduct of its business, this Agreement, any related document or any transaction contemplated hereby or thereby, taken or omitted in good faith by a Covered Person and in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company, provided that such act or omission is not found by a court of competent jurisdiction or an arbitrator or arbitration panel to constitute fraud, willful misconduct, bad faith, gross negligence, or breach of fiduciary duty to the Company or RQI.

         8.3 INDEMNIFICATION. To the fullest extent permitted by the Act and applicable law, the Company, its receiver or trustee shall indemnify, defend and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fumes, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative ("Claims"), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 8.3 with respect to any Claim in which such Covered Person is found by a court of competent jurisdiction to have engaged in fraud, willful misconduct, bad faith, gross negligence, or breach of fiduciary duty to the Company or RQI. Expenses incurred by a Covered Person in investigating or defending any Claim shall be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company in accordance with this
Section 8.3. The Company may maintain insurance at its expense to protect itself and any Manager, Representative, trustee, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Act.

                                   ARTICLE IX
                                     NOTICES

         9.1      FORM AND DELIVERY.

                  (a) Whenever, under the provisions of law, or this Agreement, notice is required to be given to RQI, it shall not be construed to mean personal notice unless otherwise specifically provided, but such notice may be given in writing, by mail, telecopy, telegram or messenger addressed to RQI, at its address as it appears on the records of the Company. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with first class postage prepaid,


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                  (b)      Whenever, under the provisions of law, or this
Agreement, notice is required to be given to any Director, it shall not be construed to mean personal notice unless otherwise specifically provided, but such notice may be given in writing, by mail, telecopy, telegram or messenger addressed to such Director at the usual place of residence or business of such Director as in the discretion of the person giving such notice will be likely to be received most expeditiously by such Director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with first class postage prepaid.

         9.2 WAIVER. Whenever any notice is required to be given under the provisions of law, or this Agreement, a written waiver of notice, signed by the person or persons entitled to said notice, whether before or after time for the meeting stated in such notice, shall be deemed equivalent to such notice.

                                    ARTICLE X
                                   ACCOUNTING

         10.1 FISCAL YEAR AND ACCOUNTING. The fiscal year of the Company shall be as determined from time to time by the Board of Directors.

         10.2 TAX ELECTIONS. RQI shall determine whether to make any available elections pursuant to the Internal Revenue Code of 1986 (or successor thereto), as amended from time to time.

         10.3 TAX CONTROVERSIES. RQI is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith.

                                   ARTICLE XL
                           LIQUIDATION AND WINDING UP

         11.1     DISSOLUTION. The Company shall dissolve only upon:

                  (a)      the vote of RQI; or

                  (b) the occurrence of any event which makes it unlawful for the business of the Company to be carried on or for RQI to carry on that business in Company.

         11.2 LIQUIDATION. Upon dissolution of the Company, the Company shall be liquidated and its business and affairs wound up by the Managers. All proceeds from such liquidation shall be paid (to the extent permitted by applicable law) in the following order:

                  (a) First, to creditors, including RQI if it is a creditor, in the order of priority as required by applicable law;

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

                  (b) Second, to a reserve for contingent liabilities to be distributed at the time and in the manner as the Board of Directors determines in its discretion; and

                  (c)      Thereafter, to RQI.

                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Hawaii.

         12.2 SEVERABILITY. If any provision of this Agreement shall be conclusively determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby.

         12.3 BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         12.4 TITLES AND CAPTIONS. All article, section and paragraph titles and captions contained in this Agreement are for convenience only and are not a part of the context hereof.

         12.5 NO THIRD PARTY RIGHTS. This Agreement is intended to create enforceable rights between the parties hereto only, and creates no rights in, or obligations to, any other Persons whatsoever.

         12.6 AMENDMENTS. This Agreement may not be amended or modified, and none of its provisions maybe waived by any party hereto, except with the written consent of RQI.

         12.7 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

                  [Remainder of page intentionally left blank]



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         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.


RESORTQUEST HAWAII, LLC                     RESORTQUEST INTERNATIONAL, INC.



By:  /s/ Kelvin M. Bloom                    By:  /s/ David L. Levine
   ---------------------                         ---------------------
      Kelvin M. Bloom                            David L. Levine
      Its President and Manger                   Its Chairman of the Board



Address:   ANA Kalakaua Center              Address: 530 Oak Court Drive,
           2155 Kalakaua Avenue, Suite 500           Suite 360
           Honolulu, Hawaii 968 15-2354              Memphis, Tennessee 38117

Telephone No.: (808) 931-1400              Telephone No.: (901) 762-0600
Telecopier No.:(808) 931-1444              Telecopier No.: (901) 762-0635



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                                    EXHIBIT A


                   INITIAL MANAGERS OF RESORTQUEST HAWAII~ LLC


LEVINE, David Lee              Chief Executive Officer/Director
BLOOM, Kelvin Mark             President/Chief Operating Officer/Director
OLIN, James Sidney             Senior Vice President/Director


ETTTNGER, Gary Jay             Executive Vice President
WARREN, Ronald Wayne           Executive Vice President/Chief Financial Officer
KIRK, Beverly Ann              Senior Vice President/Secretary
SHIOTA, Yuriko Ruth            Senior Vice President
PAAHAO, Joanne Lynette         Senior Vice President
BIAINES, Velina Au             Vice President
RAY, Karen Marie               Assistant Secretary



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                                    EXHIBIT B


               INITIAL REPRESENTATIVES OF RESORTQUEST HAWAII, LLC


SELBERG, David Kyle                         Vice President/Senior Treasurer
MURPHY, John Scott                          Vice President/Controller
OKADA, Ruth Nobuye                          Vice President
RAPOZA, Harold Alfred                       Vice President
OKIMOTO, Cary Yukio                         Assistant Vice President
SHIM, Loren Richard                         Assistant Vice President
TSUKANO, Shirley Reyes                      Assistant Vice President
FELLOWS, Jeny Warren                        Area Vice President
ROBERTSON, Jerry Wayne                      Area Vice President
SETTLE, William Howard, Jr.                 Treasurer


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